Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
RCN Corporation
Herndon, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158592) and Form S-8 (Nos. 333-128541 and 333-158593) of RCN Corporation of our reports dated March 9, 2010, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of RCN Corporation’s internal control over financial reporting, which appears in this Form 10-K.
/s/ BDO Seidman, LLP
Bethesda, Maryland
March 9, 2010